UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

NUSTAR ENERGY L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

2330 North Loop 1604 West San Antonio, Texas	78248
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-employee Directors

On July 24, 2008, the Board of Directors of NuStar GP, LLC (the “Company”), the general partner of Riverwalk Logistics, L.P., the general partner of NuStar Energy L.P., upon the recommendation of the Compensation Committee of the Board (the “Committee”), increased the annual retainer fee paid to the directors to $45,000, increased the annual grant of restricted units of NuStar Energy L.P. to $50,000, and increased the meeting fees paid to the directors to $1,250 per meeting. No other changes were made to the compensation arrangements described in NuStar Energy L.P.’s Annual Report on Form 10-K for the year ended December 31, 2007. The changes were made retroactively effective to July 1, 2008. In accordance with past practice, the annual retainer is paid in monthly installments and the restricted units are granted three business days after NuStar Energy L.P.’s third quarter earnings release.

Named Executive Officers

On July 24, 2008, the Committee also approved an increase in the annual base salary for the Company’s named executive officers in connection with the Committee’s annual review of base salary compensation. The base salaries for the Company’s executive officers are reviewed annually by the Committee based on recommendations of the Chief Executive Officer (“CEO”), with input from the Committee’s independent compensation consultant, BDO Seidman, LLP, and the Company’s compensation and benefits staff. The CEO’s base salary is reviewed and approved by the Committee based on its review of recommendations by the Committee’s independent compensation consultant and the Company’s compensation and benefits staff.

In evaluating the increases in base salaries for the Company’s executive officers, the Committee considered a number of factors, including: the executive’s experience, sustained level of performance in the job, pay relative to other executives, and average base salaries paid to comparable executives of the Company’s peer group. The following named executive officers received an increase in base salary, effective July 1, 2008:

Name and Title	Previous Base Salary	New Base Salary
Curtis V. Anastasio President and Chief Executive Officer	$436,800	$460,000
Bradley C. Barron Senior Vice President, General Counsel and Secretary	234,000	265,000
Steven A. Blank Senior Vice President, Chief Financial Officer and Treasurer	318,032	331,000
James R. Bluntzer Senior Vice President – Operations	251,680	296,600
Mary F. Morgan Senior Vice President – Marketing and Business Development	284,440	296,600

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P. its general partner

		By:	NuStar GP, LLC its general partner

Date: July 31, 2008			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Assistant Secretary